FOR IMMEDIATE RELEASE

May 7, 2009

Contact:  Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS SIX-MONTH EARNINGS

FREEHOLD, NJ, May 7, 2009........Monmouth Real Estate Investment Corporation (NASDAQ/MNRTA) reported funds from operations (FFO), excluding the non-cash impairment charges and other losses on REIT securities, were $8,092,000 or $.33 per share for the six months ended March 31, 2009, as compared to $7,404,000 or $.31 per share for the six months ended March 31, 2008.  Net loss applicable to common shareholders was  ($2,027,000) or ($0.08) per common share for the three months ended March 31, 2009, as compared to net loss applicable to common shareholders of ($44,000) or ($0.01) per common share for the three months ended March 31, 2008, and net loss applicable to common shareholders of ($3,651,000) or ($.15) per common share for the six months ended March 31, 2009 as compared to net loss applicable to common shareholders of ($898,000) or ($.03) for the six months ended March 31, 2008.  Net cash provided by operating activities for the six months ended March 31, 2009 was $10,240,000, as compared to $9,858,000 for the six months ended March 31, 2008.

A summary of significant financial information for the three and six months ended March 31, 2009 and 2008 is as follows:

	Three Months Ended
	March 31,
	2009	2008
Rental and Reimbursement Revenue	$10,552,000	$9,572,000
Total Expenses	$5,469,000	$5,053,000
Interest and Dividend Income	$623,000	$369,000
Loss on Securities Transactions, net	$(3,337,000)	$(1,132,000)
Net Loss Applicable to Common Shareholders	$(2,027,000)	$(44,000)
Net Loss Applicable to Common Shareholders Per Common Share	$(.08)	$(.01)
FFO (1)	$707,000	$2,405,000
FFO Per Common Share (1)	$.03	$.10
Weighted Avg. Common Shares Outstanding	24,808,000	23,968,000

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	Six Months Ended
	March 31,
	2009	2008
Rental and Reimbursement Revenue	$20,835,000	$19,022,000
Total Expenses	$10,582,000	$9,766,000
Interest and Dividend Income	$1,283,000	$773,000
Loss on Securities Transactions, net	$(6,583,000)	$(3,428,000)
Net Loss Applicable to Common Shareholders	$(3,651,000)	$(898,000)
Net Loss Applicable to Common Shareholders Per Common Share	$(.15)	$(.03)
FFO (1)	$1,509,000	$3,976,000
FFO Per Common Share (1)	$.06	$.17
Weighted Avg. Common Shares Outstanding	24,709,000	23,965,000

A summary of significant balance sheet information as of March 31, 2009 and September 30, 2008 is as follows:

	March 31, 2009	September 30, 2008
Total Real Estate Investments	$344,146,000	$346,605,000
Securities Available for Sale	$13,361,000	$21,006,000
Total Assets	$381,324,000	$389,078,000
Mortgage Notes Payable	$188,954,000	$191,948,000
Subordinated Convertible Debentures	$13,990,000	$14,990,000
Loans Payable	$20,980,000	$14,551,000
Total Shareholders’ Equity	$149,196,000	$159,911,000

Eugene W. Landy, President, commented on the results of the first six months of the fiscal year 2009, “The Company has completed six months of results as of March 31, 2009. MREIC continued to perform well despite weakness in the overall economy.  We invest in net-leased industrials on long-term leases to investment-grade tenants. The spread between the cost of our mortgages and the return on our real estate is satisfactory.  The supply of industrial properties is in balance, assuming a stable economy going forward.  A growing economy with modest inflation would produce strong demand for industrial properties.  Management has renewed expiring leases with only one exception in fiscal 2009.  Our occupancy rate is currently 96% with an average lease maturity of over 5 years.  Management is optimistic about the Company’s prospects.”

“FFO excluding the non-cash impairment charges and other losses on the REIT securities was $8,092,000 for the six months ended March 31, 2009 as compared to $7,404,000 for the six months ended March 31, 2008.  Non-cash impairment charges and other losses on securities transactions were $6,583,000 for the six months ended March 31, 2009 as compared to $3,428,000 for the six months ended March 31, 2008.”

“Our financials reflect the combined results of income from our long-term investments and the changes in valuation of some of our assets.  Because accounting rules require our securities investments to be marked to market, their impact on our reported results may be disproportionately greater than that of our core property portfolio.

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Our normalized FFO, which excludes the non-cash impairment charges from our REIT securities investments, provides sufficient cash to sustain our current dividend.  The decline in value of our securities portfolio exceeds $8,000,000 as of March 31, 2009.  Historically, REIT share prices were not volatile.  Today, they are highly volatile with price swings of 5% or more recurring frequently.  Since March 31, 2009, there has been a substantial improvement in the performance of our securities portfolio.  REIT securities have always represented less than 10% of our total assets.  We remain convinced that our real estate securities program will provide us with income from dividends, capital appreciation and liquidity.”

“We are aware that many economists and financial experts are less optimistic about our future economy than we are.  There is little point in debating the matter.  The passage of time, possibly a mere six months, will give us strong evidence of the direction of the U.S. economy.  To the extent that we must make decisions today to buy properties, lease properties, raise equity and refinance debt, we do so based on our evaluation of future developments.”

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties.  The Company’s equity portfolio consists of fifty-seven industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1)  Non-GAAP Information:  Funds from operations (FFO) is defined as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per share is defined as FFO divided by weighted average shares outstanding.  FFO and FFO per share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per share are significant components in understanding the Company’s financial performance.

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FFO and FFO per share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

The Company’s FFO for the three and six months ended March 31, 2009 and 2008 is calculated as follows:

                          Three Months Ended

                Six Months Ended

	3/31/09	3/31/08	3/31/09	3/31/08

Net Income (Loss)	($1,396,000)	$586,000	($2,390,000)	$363,000
Preferred Dividend	(630,000)	(630,000)	(1,261,000)	(1,261,000)
Depreciation Expense	2,099,000	1,898,000	4,204,000	3,737,000
Depreciation Expense Related to Discontinued Operations	11,000	49,000	23,000	100,000
Amortization of In-Place Lease Intangible Assets	286,000	480,000	571,000	992,000
Amortization of In-Place Lease Intangible Assets Related to Discontinued Operations	337,000	22,000	362,000	45,000
FFO	$707,000	$2,405,000	$1,509,000	$3,976,000

Weighted Ave. Common Shares Outstanding	24,808,000	23,968,000	24,709,000	23,965,000
FFO per Common Share	$.03	$.10	$.06	$.17

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended March 31, 2009 and 2008:

	Six Months Ended
	2009	2008

Operating Activities	$10,240,000	$9,858,000
Investing Activities	(2,799,000)	(22,428,000)
Financing Activities	(4,051,000)	7,773,000

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The following is the net loss per common share for the three and six months ended March 31, 2009 and 2008:

	Three Months Ended		Six Months Ended
	3/31/09	3/31/08	3/31/09	3/31/08

BASIC LOSS – PER SHARE
Income (Loss) from Continuing Operations	($.04)	$.01	($.09)	$-0-
Less: Preferred Dividend	(.03)	(.03)	(.05)	(.05)
Income (Loss) from Discontinued Operations	(.01)	.01	(.01)	.02
Net Loss Applicable to Common Shareholders - Basic	($.08)	($.01)	($.15)	($.03)

DILUTED LOSS – PER SHARE
Income (Loss) from Continuing Operations	($.04)	$.01	($.09)	$-0-
Less: Preferred Dividend	(.03)	(.03)	(.05)	(.05)
Income from Discontinued Operations	(.01)	.01	(.01)	.02
Net Loss Applicable to Common Shareholders - Diluted	($.08)	($.01)	($.15)	($.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	24,808,000	23,968,000	24,709,000	23,965,000
Diluted	24,814,000	24,016,000	24,716,000	24,025,000

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